UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

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Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-12

RANGE RESOURCES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TO:	Range Shareholders

DATE:	April 24, 2020

RE:	Additional Information Regarding 2020 Annual Stockholder Meeting

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 13, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

As previously disclosed in our proxy statement, the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Range Resources Corporation will be held on Monday, May 13, 2020 at 8:00 a.m. (Central Time) virtually, utilizing the following teleconference number: 1-877-928-8777 conference ID 1969147.

For purposes of clarification, please be advised that, due to health and safety concerns arising from the COVID-19 outbreak, we will not conduct the in-person meeting referenced in the Notice of Internet Availability of Proxy Materials (“Notice”) you will or have received in the mail or that is referenced on the proxy card. The Notice and proxy card were printed before the decision was made to have a virtual meeting only.

Stockholders are encouraged to vote and submit their proxies in advance of the Annual Meeting by one of the methods described in the proxy materials. If a stockholder has already voted, no additional action is required.

Virtual-Only 2020 Annual Stockholders Meeting

Wednesday, May 13, 2020, 8:00 a.m. Central time

The Annual Meeting can be accessed via teleconference number: 1-877-928-8777 conference ID 1969147.

Proxy Statement and Annual Report

The proxy statement for the Annual Meeting and Range Resources Corporations 2019 annual report are available at www.proxyvote.com. These materials are also available on Range’s website at http://rangeresources.com. For additional information regarding accessing and participating in the virtual meeting, please refer to Range’s supplemental proxy materials filed with the United States Securities and Exchange Commission on April 24, 2020.

Laith Sando, Vice President – Investor Relations

817-869-4267

lsando@rangeresources.com